Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-60514) pertaining to the Axsys Technologies, Inc. 401(k) Retirement Plan and Trust of our report dated June 21, 2004, with respect to the financial statements and schedule of the Axsys Technologies, Inc. 401(k) Retirement Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Hartford, Connecticut
June 25, 2004